Contact:    Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

National Instruments Reports Third Quarter Revenue of $340 Million
Company delivers record non-GAAP net margin for a first nine months

Q3 2019 Highlights

•	Revenue of $340 million, down 2 percent year over year and up 2 percent sequentially

•	GAAP gross margin of 75 percent

•	Non-GAAP gross margin of 77 percent

•	Fully diluted GAAP EPS of $0.39 and fully diluted non-GAAP EPS of $0.44

•	GAAP net income of $52 million, up 20 percent year over year

•	Non-GAAP net income of $58 million, down 3 percent year over year

•	GAAP net margin of 15 percent

•	Non-GAAP net margin of 17 percent

•	GAAP net income up 5 percent year over year through first nine months

•	Non-GAAP net income up 5 percent year over year through first nine months

•	EBITDA of $84 million for a third quarter

•	Cash and short-term investments of $432 million as of September 30, 2019

AUSTIN, Texas - Oct. 29, 2019 - National Instruments (Nasdaq: NATI) today announced Q3 2019 revenue of $340 million, down 2 percent year over year and up 2 percent sequentially.

In Q3 2019, the value of the company's total orders was down 5 percent year over year; orders under $20,000 were down 6 percent year over year; and orders over $20,000 were down 4 percent year over year.

In Q3, GAAP gross margin was 75 percent and non-GAAP gross margin was 77 percent. Total GAAP operating expenses were $189 million, down 10 percent year over year. During Q3, the company recognized a gain of $27 million related to the sale of an office building in Austin, TX and incurred a $7 million expense related to donating a portion of the proceeds to a donor-advised fund to support our corporate social responsibility efforts. Total non-GAAP operating expenses were down 2 percent year over year at $195 million. GAAP operating margin was 19 percent in Q3, with GAAP operating income of $65 million, up 42 percent year over year. Non-GAAP operating margin was 20 percent in Q3, with non-GAAP operating income of $69 million, up 1 percent year over year. For the first nine months of 2019, GAAP operating expenses were $619 million, down 4 percent year over year, and non-GAAP operating expenses were $597 million, down 3 percent year over year. GAAP operating income for the first nine months of 2019 was $121 million, up 9 percent year over year, and non-GAAP operating income for the first nine months of 2019 was $168 million, up 4 percent year over year.

GAAP net income for Q3 was $52 million, with fully diluted earnings per share (EPS) of $0.39, and non-GAAP net income was $58 million, with non-GAAP fully diluted EPS of $0.44. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $84 million for Q3.

“In this difficult business environment, we remain focused on our long-term growth strategy. We believe the differentiation and flexibility of our software-centric platform will enable us to increase market share as customers look for new options to meet market demands,” said Alex Davern, NI CEO. “We remain committed to our goal of delivering structurally higher profitability and believe we are on track to achieve our 18 percent non-GAAP operating margin goal in 2019. With our clear focus on industries coupled with our strong balance sheet, we believe we are in a position to accelerate growth when the market recovers.”

“I am pleased to see the significant impact our company realignment is having on our profitability. Our culture of operational excellence and increased scalability led to strong earnings performance in the third quarter,” said Karen Rapp, NI CFO. “Our ability to deliver record operating margin for a third quarter in a tough industrial economy is a testament to our confidence in achieving our 18 percent non-GAAP operating margin goal in 2019 and through the cycle.”
“Today, we also announced Eric Starkloff as CEO effective February 1, 2020. His leadership over the last 22 years at NI and his passion for innovation make him the right choice to take our business forward to become the leader in software-defined automated test and automated measurement,” said Alex Davern, NI CEO.

For more information on the leadership transition, please visit ni.com/nati/news

Geographic revenue in U.S. dollar terms for Q3 2019, compared with Q3 2018, was flat in the Americas, down 2 percent in APAC and down 4 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was flat in the Americas, flat in APAC and down 2 percent in EMEIA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

As of September 30, 2019, NI had $432 million in cash and short-term investments. During the third quarter, NI paid $33 million in dividends and repurchased 1.1 million shares of our common stock at an average price of $42.42. The NI Board of Directors approved a quarterly dividend of $0.25 per share, payable on December 2, 2019, to stockholders of record on November 11, 2019. In October 2019, the NI Board of Directors increased the number of shares authorized for repurchase by NI under its stock repurchase program by 3 million shares.
The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q4 revenue to be in the range of $345 million to $375 million. The company currently expects that GAAP fully diluted EPS will be in the range of $0.25 to $0.39 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.43 to $0.57.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three and nine months ended September 30, 2019 and 2018, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three and nine months ended September 30, 2019 and 2018. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information
Interested parties can listen to the Q3 2019 earnings conference call with NI management today, October 29, at 4:00 p.m. CT at ni.com/call or by dialing 855-212-2361 and entering confirmation code 9485738 ten minutes prior to the call start time. Replay information is available by calling (855) 859-2056 and entering confirmation code 9485738, shortly after the call through November 2 at 10:00 p.m. CT or by visiting the company’s website at ni.com/call.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding remaining focused on our long-term growth strategy, believing the differentiation and flexibility of our software-centric platform will enable us to increase market share as customers look to new options to meet market demands, remaining committed to our goal of delivering structurally higher profitability, believing we are on track to achieve our 18 percent non-GAAP operating margin goal in 2019, believing we are in a position to accelerate growth when the market recovers, the significant impact our company realignment is having on our profitability, our confidence in achieving our 18 percent non-GAAP operating margin goal in 2019 and through the cycle, being the right choice to take our business forward to become the leader in software-defined automated test and automated measurement, expecting Q4 revenue to be in the range of $345 million to $375 million, and expecting that GAAP fully diluted EPS will be in the range of $0.25 to $0.39 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.43 to $0.57. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2018, its Form 10-Q for the quarter ended June 30, 2019 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2019	2018
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$222,773	$259,386
Short-term investments	209,416	271,396
Accounts receivable, net	224,305	242,955
Inventories, net	206,727	194,146
Prepaid expenses and other current assets	66,313	54,337
Total current assets	929,534	1,022,220

Property and equipment, net	239,140	245,201
Goodwill	259,430	264,530
Intangible assets, net	91,162	110,783
Operating lease right-of-use assets	63,766	—
Other long-term assets	45,289	28,501
Total assets	$1,628,321	$1,671,235

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$56,839	$48,388
Accrued compensation	43,109	45,821
Deferred revenue - current	124,386	127,288
Operating lease liabilities - current	14,038	—
Other current liabilities	22,761	25,913
Other taxes payable	31,958	35,574
Total current liabilities	293,091	282,984

Deferred income taxes	25,949	25,457
Liability for uncertain tax positions	7,631	9,775
Income tax payable - non-current	67,046	74,546
Deferred revenue - non-current	31,920	32,636
Operating lease liabilities - non-current	33,112	—
Other long-term liabilities	7,411	7,479
Total liabilities	466,160	432,877

Stockholders' equity:
Common stock	1,311	1,327
Additional paid-in capital	939,121	897,544
Retained earnings	245,465	356,418
Accumulated other comprehensive loss	(23,736)	(16,931)
Total stockholders' equity	1,162,161	1,238,358
Total liabilities and stockholders' equity	$1,628,321	$1,671,235

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales:
Product	$305,247	$310,216	$882,747	$897,355
Software maintenance	35,195	35,911	103,000	101,678
Total net sales	340,442	346,127	985,747	999,033

Cost of sales:
Product	84,127	87,082	240,056	239,205
Software maintenance	1,788	1,933	5,700	6,493
Total cost of sales	85,915	89,015	245,756	245,698

Gross profit	254,527	257,112	739,991	753,335
	74.8%	74.3%	75.1%	75.4%
Operating expenses:
Sales and marketing	113,922	118,220	352,340	365,474
Research and development	66,558	66,170	200,981	194,921
General and administrative	35,711	26,712	92,639	81,882
Gain on sale of assets	(26,842)	—	(26,842)	—
Total operating expenses	189,349	211,102	619,118	642,277

Operating income	65,178	46,010	120,873	111,058
	19.1%	13.3%	12.3%	11.1%
Other income (expense):
Interest income	1,930	1,539	6,187	3,845
Net foreign exchange loss	(378)	(956)	(1,623)	(2,082)
Other gain, net	697	1,782	815	169

Income before income taxes	67,427	48,375	126,252	112,990

Provision for income taxes	15,783	5,181	22,697	14,474

Net income	$51,644	$43,194	$103,555	$98,516

Basic earnings per share	$0.39	$0.33	$0.79	$0.75
Diluted earnings per share	$0.39	$0.32	$0.78	$0.74

Weighted average shares outstanding -
Basic	131,385	132,357	131,896	131,792
Diluted	131,889	133,197	132,890	133,067

Dividends declared per share	$0.25	0.23	0.75	0.69

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2019	2018

Cash flow from operating activities:
Net income	$103,555	98,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,546	53,735
Stock-based compensation	38,054	27,492
Gain on sale of assets	(26,842)	—
Deferred income taxes	(1,461)	732
Net change in operating assets and liabilities	(18,507)	6,862
Net cash provided by operating activities	149,345	187,337

Cash flow from investing activities:
Capital expenditures	(47,183)	(27,373)
Proceeds from sale of building	32,492	—
Capitalization of internally developed software	(7,179)	(13,152)
Additions to other intangibles	(1,132)	(5,165)
Acquisitions of equity-method investments	(13,670)	—
Purchases of short-term investments	(141,074)	(172,462)
Sales and maturities of short-term investments	204,046	122,726
Net cash provided by (used by) investing activities	26,300	(95,426)

Cash flow from financing activities:
Proceeds from issuance of common stock	25,823	24,424
Repurchase of common stock	(137,171)	—
Dividends paid	(99,083)	(91,034)
Net cash used by financing activities	(210,431)	(66,610)

Impact of changes in exchange rates on cash	(1,827)	(4,084)

Net change in cash and cash equivalents	(36,613)	21,217
Cash and cash equivalents at beginning of period	259,386	290,164
Cash and cash equivalents at end of period	$222,773	311,381

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, restructuring charges, disposal gains on office buildings and related charitable contributions, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2019	2018	2019	2018
Stock-based compensation
Cost of sales	$904	$844	$2,587	$2,415
Sales and marketing	5,231	3,452	14,745	10,408
Research and development	4,099	3,318	12,029	9,091
General and administrative	3,158	1,942	8,693	5,578
Provision for income taxes	(2,128)	(1,455)	(7,904)	(6,115)
Total	$11,264	8,101	30,150	21,377

Amortization of acquisition intangibles
Cost of sales	$833	$701	$2,525	$2,448
Sales and marketing	492	510	1,485	1,580
Research and development	28	28	84	84
Other loss, net	124	—	285	—
Provision for income taxes	(190)	(149)	(576)	(518)
Total	$1,287	$1,090	$3,803	$3,594

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$—	$1,784	$—	$1,813
Sales and marketing	2,993	3,676	8,290	8,354
Research and development	244	692	899	1,794
General and administrative (1)	7,998	373	9,525	1,538
Gain on sale of assets (1)	(26,842)	—	(26,842)	—
Other loss, net	—	—	—	709
Provision for income taxes	3,090	(1,800)	1,240	(3,983)
Total	$(12,517)	$4,725	$(6,888)	$10,225
(1): During the third quarter of 2019, the company recognized a gain of $27 million related to the sale of an office building, presented within "Gain on sale of assets". The company also recognized a charitable contribution expense of $7 million related to an infrequent donation using a portion of the proceeds from the sale of the building, presented within "General and administrative".

Capitalization and amortization of internally developed software costs
Cost of sales	$6,954	$6,412	$20,073	$18,736
Research and development	(2,682)	(1,808)	(7,179)	(13,152)
Provision for income taxes	(897)	(967)	(2,708)	(1,173)
Total	$3,375	$3,637	$10,186	$4,411

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$254,527	$257,112	$739,991	$753,335
Stock-based compensation	904	844	2,587	2,415
Amortization of acquisition intangibles	833	701	2,525	2,448
Acquisition transaction costs and restructuring charges	—	1,784	—	1,813
Amortization of internally developed software costs	6,954	6,412	20,073	18,736
Non-GAAP gross profit	$263,218	$266,853	$765,176	$778,747
Non-GAAP gross margin	77.3%	77.1%	77.6%	78.0%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$189,349	$211,102	$619,118	$642,277
Stock-based compensation	(12,488)	(8,712)	(35,467)	(25,077)
Amortization of acquisition intangibles	(520)	(538)	(1,569)	(1,664)
Acquisition transaction costs and restructuring charges	(4,235)	(4,741)	(11,714)	(11,686)
Capitalization of internally developed software costs	2,682	1,808	7,179	13,152
Gain on sale of assets and other	19,842	—	19,842	—
Non-GAAP operating expenses	$194,630	$198,919	$597,389	$617,002

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$65,178	$46,010	$120,873	$111,058
Stock-based compensation	13,392	9,556	38,054	27,492
Amortization of acquisition intangibles	1,353	1,239	4,094	4,112
Acquisition transaction costs and restructuring charges	4,235	6,525	11,714	13,499
Net amortization of internally developed software costs	4,272	4,604	12,894	5,584
Gain on sale of assets and other	(19,842)	—	(19,842)	—
Non-GAAP operating income	$68,588	$67,934	$167,787	$161,745
Non-GAAP operating margin	20.1%	19.6%	17.0%	16.2%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$67,427	$48,375	$126,252	$112,990
Stock-based compensation	13,392	9,556	38,054	27,492
Amortization of acquisition intangibles	1,477	1,239	4,379	4,112
Acquisition transaction costs and restructuring charges	4,235	6,525	11,714	14,208
Net amortization of internally developed software costs	4,272	4,604	12,894	5,584
Gain on sale of assets and other	(19,842)	—	(19,842)	—
Non-GAAP income before income taxes	$70,961	$70,299	$173,451	$164,386

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$15,783	$5,181	$22,697	$14,474
Stock-based compensation	2,128	1,455	7,904	6,115
Amortization of acquisition intangibles	190	149	576	518
Acquisition transaction costs and restructuring charges	1,117	1,800	2,967	3,983
Net amortization of internally developed software costs	897	967	2,708	1,173
Gain on sale of assets and other	(4,207)	—	(4,207)	—
Tax reform charge	(2,774)	1,146	(2,774)	1,146
Non-GAAP provision for income taxes	$13,134	$10,698	$29,871	$27,409

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income, as reported	$51,644	$43,194	$103,555	$98,516
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	11,264	8,101	30,150	21,377
Amortization of acquisition intangibles, net of tax effect	1,287	1,090	3,803	3,594
Acquisition transaction costs and restructuring charges, net of tax effect	3,118	4,725	8,747	10,225
Net amortization of internally developed software costs, net of tax effect	3,375	3,637	10,186	4,411
Gain on sale of assets and other(1), net of tax effect	(15,635)	—	(15,635)	—
Tax reform charge	2,774	(1,146)	2,774	(1,146)
Non-GAAP net income	$57,827	$59,601	$143,580	$136,977

Basic EPS, as reported	$0.39	$0.33	$0.79	$0.75
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of stock-based compensation, net of tax effect	0.08	0.06	0.22	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.01	—	0.03	0.03
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.03	0.04	0.07	0.08
Impact of net amortization of internally developed software costs, net of tax effect	0.03	0.03	0.08	0.03
Impact of gain on sale of assets and other(1), net of tax effect	(0.12)	—	(0.12)	—
Impact of tax reform charge	0.02	(0.01)	0.02	(0.01)
Non-GAAP basic EPS	$0.44	$0.45	$1.09	$1.04

Diluted EPS, as reported	$0.39	$0.32	$0.78	$0.74
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.08	0.06	0.22	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.03	0.03
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.03	0.04	0.07	0.08
Impact of net amortization of internally developed software costs, net of tax effect	0.03	0.03	0.08	0.03
Impact of gain on sale of assets and other(1), net of tax effect	(0.12)	—	(0.12)	—
Impact of tax reform charge	0.02	(0.01)	0.02	(0.01)
Non-GAAP diluted EPS	$0.44	$0.45	$1.08	$1.03
(1): During the third quarter of 2019, the company recognized a gain of $27 million related to the sale of an office building, presented within "Gain on sale of assets". The company also recognized a charitable contribution expense of $7 million related to an infrequent donation using a portion of the proceeds from the sale of the building, presented within "General and administrative".

Weighted average shares outstanding -
Basic	131,385	132,357	131,896	131,792
Diluted	131,889	133,197	132,890	133,067

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income, as reported	$51,644	$43,194	$103,555	$98,516
Adjustments to reconcile net income to EBITDA:
Interest income, net	(1,923)	(1,525)	(6,155)	(3,705)
Tax expense	15,783	5,181	22,697	14,474
Depreciation and amortization	18,562	18,637	54,546	53,735
EBITDA	$84,066	$65,487	$174,643	$163,020
Weighted average shares outstanding - Diluted	131,889	133,197	132,890	133,067

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2019

	Low	High
GAAP Diluted EPS, guidance	$0.25	$0.39
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.09	0.09
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring charges, and other, net of tax effect	0.04	0.04
Impact of net amortization of software development costs, net of tax effect	0.04	0.04
Non-GAAP Diluted EPS, guidance	$0.43	$0.57